Exhibit 10.5
SEPARATION AND GENERAL RELEASE AGREEMENT
        This Separation and General Release Agreement (the “Agreement”) is entered into by and between Cedric Wilmotte (“Executive” or “you”) and Michael Kors (USA), Inc. (“Michael Kors”, and together with all of its affiliates, the “Company”). Capitalized terms used and not defined in this Agreement have the meaning set forth in the Employment Agreement, dated January 23, 2023, between Executive and Michael Kors (the “Employment Agreement”).

1.Separation of Employment. Executive acknowledges that his employment with the Company shall be irrevocably terminated as of March 29, 2025 (the “Termination Date”). The Termination Date shall be the termination date of your employment for purposes of participation in and coverage under all benefit plans and programs sponsored by or through any “Company Entities” (as defined in paragraph 4 hereof), including but not limited to the Company’s 401(k) Plan and your Michael Kors sponsored visa to work in the United States. Beginning on November 26, 2024 (the “Separation Date”) through the Termination Date, Executive shall be placed on a paid administrative leave (the period from the Separation Date through the Termination Date is hereinafter referred to as the “Garden Leave Period”). During the Garden Leave Period, provided that you timely execute this Agreement in accordance with paragraph 18, and do not revoke this Agreement within the period specified in paragraph 18, then, subject to the terms and conditions of this Agreement, including your compliance with paragraph 11 and continued compliance with paragraphs 6 and 8 of this Agreement, you will be entitled to (a) continued payment of your Base Salary, (b) participate in the Company benefit plans and programs referenced in Section 4(d) of your Employment Agreement (excluding any equity incentive plans or bonus plans), (c) payment or reimbursement, up to the cap provided in Section 4(i) of your Employment Agreement, for the Professional Tax Preparation Expenses in calendar year 2024 and (d) reimbursement for appropriate business expenses incurred by you during your employment (and not previously reimbursed) prior to the Separation Date (subject to your promptly submitting appropriate supporting documentation with respect thereto). Except as expressly set forth in this paragraph or paragraph 2 below, you shall not be entitled to any other payments or benefits during the Garden Leave Period. In addition, during the Garden Leave Period, you will not be required to come to the office but should be available upon reasonable notice to answer questions and assist the Chief Executive Officer of Capri Holdings Limited with the transition. As of the Separation Date, neither you nor the Company shall represent that you are an employee, officer, agent or representative of the Company for any purpose. Executive agrees to promptly execute such documents as the Company may request to effectuate such cessation of service as of the Separation Date.

2.Payment. Provided that Executive timely executes this Agreement in accordance with paragraph 18, and does not revoke this Agreement within the period specified in paragraph 18, then, subject to the terms and conditions of this Agreement, including Executive’s compliance with paragraph 11 and continued compliance with paragraphs 6 and 8 of this Agreement, Michael Kors will pay the Executive (a) the severance payments to which Executive is entitled pursuant to the Employment Agreement which consist of continuation of Executive’s then-current Base Salary and medical, dental and insurance benefits by Michael Kors for a one (1) year period commencing on the Termination Date, which amounts shall be payable in

Exhibit 10.5
substantially equal installments in accordance with the normal payroll practices of the Company plus Executive’s target annual cash incentive payment for Fiscal 2025, which shall be paid in a lump sum at the same time as the Fiscal 2025 annual cash incentive is paid to similarly situated executives in June 2025 and (b) a cash payment in the amount of $500,000, which will be payable as soon as administratively feasible following the Effective Date ((a) and (b) collectively are herein after referred to as, the “Separation Payments”). The Separation Payments shall be made less applicable tax withholdings and other payroll deductions.

3.Acknowledgment. You acknowledge and agree that the Separation Payments provided pursuant to paragraph 2 of this Agreement: (a) are in full discharge of any and all liabilities and obligations of all Company Entities to you, monetarily or with respect to employee benefits or otherwise, including but not limited to any and all obligations arising under any alleged written or oral employment agreement, policy, plan or procedure of the Company and/or any alleged understanding or arrangement between you and the Company; and (b) is in addition to any payment, benefit, or other thing of value to which you might otherwise be entitled under any policy, plan or procedure of the Company and/or any agreement between you and the Company. You further acknowledge and agree that you are not and will not be due any additional compensation or severance, including, but not limited to, compensation for unpaid salary (except for Accrued Obligations prior to the Termination Date). You understand that in order to be reimbursed for appropriate business expenses incurred by you during your employment (and not previously reimbursed) you must promptly submit appropriate supporting documentation with respect thereto. You additionally acknowledge that it is the Company’s policy not to provide for the accrual and payout of vacation days to its employees and any accrued and unused vacation days prior the Separation Date will be cancelled without payment, and Michael Kors does not owe you any further payments with respect to accrued but unused vacation days.

4.General Release.

(a)In consideration for the Separation Payments to be provided to you pursuant to paragraph 2 above, and for other valuable consideration as set forth in the Agreement, you, for yourself and for your heirs, executors, administrators, trustees, legal representatives and assigns (hereinafter referred to collectively as “Releasors”), forever release and discharge the Company and its past, present and future parent entities, subsidiaries, divisions, affiliates and related business entities, successors and assigns, assets, employee benefit and/or pension plans or funds (including qualified and nonqualified plans or funds), and any of its or their respective past, present and/or future directors, officers, fiduciaries, agents, trustees, administrators, employees, insurers, attorneys and assigns, whether acting on behalf of the Company or in their individual capacities (collectively, the “Company Entities”) from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise), whether known or unknown, that you ever had, now have or may have against any of the Company Entities by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence or other matter up to and including the date on which you sign this Agreement.

Exhibit 10.5

(b)Without limiting the generality of the foregoing, this Agreement is intended to and shall release the Company Entities from any and all claims, whether known or unknown, which Releasors ever had, now have, or may have against the Companies Entities arising out of your employment and/or your separation from that employment, including, but not limited to, any claim under: (i) the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, (ii) Title VII of the Civil Rights Act of 1964 or under the Civil Rights Act of 1991, (iii) the Americans with Disabilities Act, (iv) the Employee Retirement Income Security Act of 1974 (excluding claims for accrued, vested benefits under any employee benefit or pension plan of the Company Entities subject to the terms and conditions of such plan and applicable law), (v) the Family and Medical Leave Act, (vi) 42 USC §§ 1981-86, (vii) the Equal Pay Act, (viii) the Sarbanes-Oxley Act of 2002, (ix) Section 922 of the Dodd-Frank Act, (x) the Federal False Claims Act, (xi) the New York State Human Rights Law; (xii) the New York City Administrative Code; (xiii) the New York Labor Law; (xiv) the New York Minimum Wage Act; (xv) the statutory provisions regarding retaliation/discrimination under the New York Worker’s Compensation Law; and (xvi) the New York City Earned Sick Time Act, as all of those statutes may have been amended. Without limiting the generality of the foregoing, this Agreement is also intended to and shall release the Company Entities from any and all claims, whether known or unknown, which Releasors ever had, now have, or may have against the Companies Entities, whether based on federal, state, or local law, statutory or decisional, arising out of your employment, the termination of such employment, and/or any of the events relating directly or indirectly to or surrounding the termination of that employment, including, but not limited to, any claims for wrongful or retaliatory discharge, breach of contract (express, implied or otherwise), breach of the covenant of good faith and fair dealing, detrimental reliance, interference with contractual relations or any prospective business advantage, defamation, slander or libel, invasion of privacy, intentional and negligent infliction of emotional distress, false imprisonment, compensatory or punitive damages, any claims for attorneys’ fees, costs, disbursements and/or the like, any claims for wages, bonuses, or other benefits, and any claims for negligence or intentional tort.

(c)Nothing in this Agreement prevents you from providing truthful information to any governmental entity, nor does it interfere with your right to file a charge with or participate in any investigation or proceeding conducted by the Equal Employment Opportunity Commission or a state or local fair employment practices agency. Nevertheless, you acknowledge and agree that you hereby waive any right to seek or to share in any relief, monetary or otherwise, relating to any claim released herein whether such claim was initiated by you or not.

(d)This Agreement will not, however, apply to or affect (i) any obligation of the Company pursuant to this Agreement or applicable law, (ii) any indemnification or similar rights from the Company Entities you may have as a current or former officer, director, employee or agent of the Company, including, without limitation, any and all rights thereto under applicable law, the bylaws or other governance documents of any member of the Company Entities, or any rights with respect to coverage under any directors’ and officers’ insurance policies and/or indemnification agreements, as applicable, (iii) any claim you may have as the

Exhibit 10.5
holder or beneficial owner of securities of any of the Company Entities or other rights relating to securities or equity awards in respect of the shares of any of the Company Entities, (iv) any benefits or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes, (v) any benefit to which you are entitled under any tax qualified pension plan of the Company Entities, continuation coverage benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, vested benefits under any other benefit plans of the Company Entities or any other welfare benefits required to be provided pursuant to the terms of the applicable plan, (vi) rights to accrued but unpaid salary or other compensation through the Termination Date, (vii) any unreimbursed business expenses, and (viii) any claims that may arise in the future from events or actions occurring after the Termination Date or which may not be released through an agreement such as this Release Agreement under applicable law.

(e)The Company Entities forever release and discharge the Executive, and his successors, heirs, assigns, fiduciaries, agents, insurers, and attorneys (collectively, the “Executive Releasees”) from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise), whether known or unknown, that the Company Entities ever had, now have or may have against any of the Executive Releasees by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence or other matter up to and including the date you sign this Agreement.

5.No Prior or Pending Proceedings. You acknowledge and agree that you have not commenced, maintained, prosecuted or participated in any action, suit, charge, grievance, complaint or proceeding of any kind against the Company Entities in any court or before any administrative or investigative body or agency and/or that you are hereby withdrawing with prejudice any such complaints, charges, or actions that you may have filed against the Company Entities. You further acknowledge and agree that by virtue of the foregoing, you have waived all relief available to you (including without limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in paragraph 4 above.

6.Non-Disparagement.

(a)Executive agrees not to disparage the Company Entities or any of their respective directors, officers, employees, agents, representatives or licensees and not to publish or make any statement that is reasonably foreseeable to become public with respect to any of such entities or persons. Michael Kors likewise agrees not to disparage Executive or publish or make any statement that is reasonably foreseeable to become public with respect to Executive without Executive’s prior written consent, excluding statements required to be made about Executive in any Capri Holdings filing under U.S. securities laws or stock exchange rules and regulations.

(b) Nothing in this paragraph or this Agreement shall preclude you from providing truthful information about your employment as may be required by law in response to a subpoena or court order or to a government agency in connection with any investigation it is

Exhibit 10.5
conducting or may conduct or limit your rights not waived as described in paragraph 4. Additionally, for avoidance of doubt, nothing in this Agreement shall preclude you from generally describing your work responsibilities at the Company in connection with seeking future employment.

7.Cooperation in Litigation.

(a)You agree that you will reasonably cooperate with the Company and/or the Company Entities and its or their respective counsel in connection with any investigation, administrative proceeding or litigation relating to any matter that occurred during your employment in which you were involved or of which you have knowledge.

(b)You agree that, in the event you are subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) that in any way relates to your employment by the Company and/or the Company Entities, you will give prompt notice of such request to the Company’s Senior Vice President, General Counsel at 11 West 42nd Street, New York, New York, 10036 and will make no disclosure until the Company and/or the Company Entities have had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure. However, no notice shall be required if you are prohibited from providing such notice by law or to the extent such notice would be deemed to interfere with or chill your rights not waived in paragraph 4(c).

8.Restrictive Covenants. The restrictive covenants set forth in Section 7(a) and (b) of the Employment Agreement shall continue to apply for the applicable period commencing with the Termination Date and shall be deemed made a part hereof as if set forth herein in full and the remedy provision in Section 7(e) of the Employment Agreement shall apply.

9.Return of Company Property. You represent that, except as may otherwise be agreed, you have returned (or will return) to the Company all property belonging to the Company and/or the Company Entities, including but not limited to laptop, cell phone, keys, card access to the building and office floors, phone card, computer username and password, disks and/or voicemail code. You further represent that you have paid all personal charges that may have been made on any Company credit card and submitted accurate expense reports with appropriate documentation of all business expenses through the Termination Date. You further acknowledge and agree that Company shall have no obligation to make the payment referred to in paragraph 2 above unless and until you have returned all Company property as set forth above, paid all outstanding personal charges on any Company credit card, as well as all business-related expenses for which the Company has previously reimbursed you, and submitted your final expense report and documentation for all charges as set forth above.

10.Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, void or unenforceable, such provision shall have no effect; however, the remaining provisions shall be enforced to the maximum extent possible. Further, if a court should determine that any portion of this Agreement is overbroad or unreasonable, such provision shall be given effect to the maximum extent possible by narrowing or enforcing in part

Exhibit 10.5
that aspect of the provision found overbroad or unreasonable. In the event the release set forth in paragraph 4 of this Agreement may be held to be invalid or unenforceable, you will, at the Company’s request, execute a new release that is valid and enforceable to effectuate the purposes of this Agreement. Additionally, you agree that if you breach the terms of paragraphs 4, 5, 6, 7, 8 and/or 9, it shall constitute a material breach of this Agreement as to which the Company Entities may seek all relief available under the law.

11.Non-Admission. This Agreement and compliance with this Agreement is not intended, and shall not be construed, as an admission that any of the Company Entities has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against you.

12.Interpretation. Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or constructing this Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

13.Binding Agreement. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

14.Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflicts of law.

15.Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the breach thereof, shall be resolved by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in the Supreme Court of the State of New York, New York County.

16.Entire Agreement. You understand that this Agreement constitutes the complete understanding between the Company and you, and supersedes any and all agreements, understandings, and discussions, whether written or oral, between you and any of the Company Entities. No other promises or agreements shall be binding unless in writing and signed by both the Company and you after the Separation Date of this Agreement.

17.Knowing and Voluntary Agreement. You acknowledge that you: (a) have carefully read this Agreement in its entirety; (b) have had an opportunity to consider it for at least twenty-one days (21); (c) are hereby advised by the Company in writing to consult with an attorney of your choice in connection with this Agreement; (d) fully understand the significance of all of the terms and conditions of this Agreement and have discussed them with your independent legal counsel, or have had a reasonable opportunity to do so; (e) have had answered to your satisfaction by your independent legal counsel any questions you have asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) are signing

Exhibit 10.5
this Agreement voluntarily and of your own free will and agree to abide by all the terms and conditions contained herein.

18.No Assignment of Claims. You hereby expressly warrant and represent that you are the owner of all claims released by you herein, that you have not assigned or transferred or purported to have assigned or transferred voluntarily or by operation of law or otherwise any of the claims released by you herein or any portion thereof. You further agree that you will defend, indemnify and hold harmless the Company and/or any and all of the Company Entities from any and all claims so assigned or transferred.

19.Effective Date. You understand that you will have at least twenty-one days (21) days from the date of receipt of this Agreement to consider the terms and conditions of this Agreement. You may accept this Agreement by signing it and returning it to Michael Kors (attn.: Jenna Hendricks, SVP, Chief People Officer) 11 West 42nd Street, New York, NY 10036 on or before 21 days after delivery. After executing this Agreement, you shall have seven (7) days (the “Revocation Period”) to revoke this Agreement by indicating your desire to do so in writing delivered to the SVP, Chief People Officer at the address set forth above by no later than 5:00 p.m. on the seventh (7th) day after the date you sign this Agreement. The effective date of this Agreement shall be the eighth (8th) day after you sign the Agreement (the “Effective Date”). If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day. In the event you do not accept this Agreement as set forth above, or in the event you revoke this Agreement during the Revocation Period, this Agreement, including but not limited to the obligation of the Company to provide the Separation Payments referred to in paragraph 2 above, shall be deemed automatically null and void.

20.Counterparts. This Agreement may be executed in multiple counterpart originals and shall have the same force and effect as if all signatures appeared on the same original. It is the intent of the parties that each and every provision in this Agreement be enforced.

Print Name: Cedric Wilmotte     Date: December 10, 2024

Employee Signature: /s/ Cedric Wilmotte

Michael Kors (USA), Inc.

By: /s/ John D. Idol             Date: December 10, 2024